                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 5, 2001

                             PIONEER COMPANIES, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                        1-9859                06-1215192
           --------                        ------                ----------
(State or other jurisdiction of         (Commission            (IRS Employer
         incorporation)                   File No.)          Identification No.)


700 LOUISIANA, SUITE 4300, HOUSTON, TEXAS                           77002
-----------------------------------------                           -----
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:             713-570-3200
                                                                ------------

                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)



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ITEM 5. Other Events.

         As previously reported in its annual report on Form 10-K for the year ended December 31, 2001, the Registrant has failed to pay amounts due under its senior secured credit facilities, and as a result of such payment defaults it has held discussions with an unofficial committee of its senior secured creditors about a financial restructuring plan. In furtherance of those discussions the Registrant provided to the creditors and their advisers certain non-public information regarding the Registrant's internal long-term financial forecast. The information was provided under confidentiality agreements, the terms of which, with respect to certain information, have expired. As a result, certain creditors may decide to disclose certainly previously confidential information in connection with offers to purchase or sell such securities.

         The information set forth in this report has been provided by the Registrant to the creditors, and may be deemed to be material. While the Registrant has endeavored to provide information to the creditors that it believes to be relevant for the purpose of the creditors' evaluation with respect to a financial restructuring plan, the creditors have acknowledged that neither the Registrant nor any of its affiliates nor any of its or their agents, representatives or employees has made any representation or warranty as to the accuracy or completeness of such information. The creditors have agreed that neither the Registrant nor any of its affiliates nor any of its or their agents, representatives, advisors or employees will have any liability to the creditors or their advisers resulting from the use of the information.

         The information relates to future expectations for the Registrant's businesses and may be regarded as "forward looking statements" within the meaning of the Securities Litigation Reform Act of 1995. Such statements are inherently subject to various risks and uncertainties, including the Registrant's high financial leverage, the cyclical nature of the markets for many of the Registrant's products and raw materials, the difficulty in forecasting future events that are not within the control of the Registrant and other risks discussed in detail in the Registrant's reports filed with the Securities and Exchange Commission. Actual outcomes may vary materially from the forecasts. Although the information represented the Registrant's reasonable expectations at the time it was provided in April 2001, subsequent conditions have changed those expectations in various ways, and the Registrant does not represent that it would provide the same forecast at the current time, given those conditions.


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         The following summary of the Registrant's consolidated financial projections for the years ending December 31, 2001 through 2007 was provided to the creditors in April 2001 (in thousands of dollars):


                    Actual(1)                                     Projected
                    ---------    --------------------------------------------------------------------------------------
                      2000         2001         2002         2003         2004         2005         2006         2007
                    --------     --------     --------     --------     --------     --------     --------     --------
Sales               $341,481     $397,997     $439,026     $416,885     $395,029     $373,439     $354,538     $354,287
(excluding
freight)
Consolidated
EBITDA(2)           $ 42,571     $ 78,463     $135,964     $114,076     $ 91,960     $ 69,767     $ 49,443     $ 47,742
Capital
Expenditures        $ 18,887     $ 25,713     $ 25,713     $ 25,713     $ 25,713     $ 25,713     $ 25,713     $ 25,713


(1) These results may not be consistent with audited results for the year ended December 31, 2000, as a result of differences in data preparation.

(2) Earnings before interest, income taxes, depreciation, amortization and unusual charges.


         The Registrant advised the creditors that the Registrant's projection was based upon projected electrochemical unit prices that are consistent with those forecasted by Chemical Market Associates, Inc. ("CMAI"), which provides a leading industry analysis, except that CMAI anticipates significantly lower prices in 2004 due to an assumption that new industry capacity will be coming on line. The Registrant also advised the creditors that the forecast was subject to the Registrant's projections of a significant improvement in energy costs beginning in the third quarter of 2001, although to levels that remain in some cases above historical levels. The Registrant's forecast was based on the assumption that global economies will recover and expand during 2002, with lower chlor-alkali capacity as a result of recent closures and no new expansions.

         The following summary of the Registrant's forecast of EBITDA for each of its U.S. and Canadian operatings for the years ending December 31, 2001 through 2007 was also provided to the creditors in April 2001:


                      2001          2002        2003         2004          2005        2006         2007
                     -------      -------      -------      -------      -------      -------      -------
Canadian
Operations:
EBITDA(1)            $65,672      $93,979      $83,661      $73,753      $63,624      $54,593      $53,927
U.S.
Operations
EBITDA(1)            $42,543      $69,209      $57,639      $45,431      $33,367      $22,074      $21,039

(1) EBITDA before corporate overhead, in thousands of dollars.

         The discussions with the creditors about a financial restructuring plan are continuing, with an objective of establishing a capital structure that is consistent with the Registrant's cash flows throughout the industry cycle and that affords the Registrant adequate funding of capital expenditures, working capital needs, and debt service requirements. The


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proposed restructuring may have to occur under the supervision of a United
States Bankruptcy Court. While the Registrant believes that these discussions have been productive, there can be no assurances that an agreement on the proposed restructuring can be timely completed. The debt restructuring could result in debt being paid at less than 100% of its face value. Moreover, the carrying value of assets and equity could be changed and the interests of unsecured creditors and existing preferred and common stockholders could, among other things, be very substantially diluted or even eliminated.


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          PIONEER COMPANIES, INC.



June 5, 2001                              By: /s/ PHILIP J. ABLOVE
                                             -----------------------------------
                                                  Philip J. Ablove
                                                  Executive Vice President and
                                                  Chief Financial Officer





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